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                                                               Exhibit 99.4
                              REVOCABLE PROXY


                        FIRST EVERGREEN CORPORATION
                      SPECIAL MEETING OF STOCKHOLDERS

                              August 20, 1998


     The undersigned hereby appoints the Board of Directors of First Evergreen Corporation ("First Evergreen"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of First Evergreen which the undersigned is entitled to vote at First Evergreen's Special Meeting of Stockholders (the "Meeting"), to be held on Thursday, August 20, 1998, at the Oak Lawn Facility of First National Bank of Evergreen Park, located at 9400 South Cicero Avenue, Suite 201, Oak Lawn, Illinois at 2:00 p.m., local time, and at any and all adjournments and postponements thereof, as follows:

     The adoption of the Agreement and Plan of Merger, dated April 21, 1998, between First Evergreen and Old Kent Financial Corporation (the "Merger Agreement").


          [ ] FOR              [ ] AGAINST           [ ] ABSTAIN


              The Board of Directors recommends a vote "FOR"
                     adoption of the Merger Agreement.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.













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        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of First Evergreen at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of First Evergreen at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from First Evergreen, prior to the execution of this proxy, of Notice of the Meeting and a Prospectus and Proxy Statement.



Dated:  ________________________        __________________________________
                                        PRINT NAME OF STOCKHOLDER



                                        __________________________________
                                        SIGNATURE OF STOCKHOLDER



                                        _________________________________
                                        PRINT NAME OF STOCKHOLDER



                                        _________________________________
                                        SIGNATURE OF STOCKHOLDER

                                        Please sign exactly as your name
                                        appears on this card.  When
                                        signing as attorney, executor,
                                        administrator, trustee or
                                        guardian, please give your full
                                        title.  If shares are held
                                        jointly, each holder should sign.

___________________________________________________________________________

        PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                    THE ENCLOSED POSTAGE-PAID ENVELOPE
___________________________________________________________________________